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                                                                    EXHIBIT 22.1


                              LIST OF SUBSIDIARIES


Arbor Software GmbH

Arbor Software International Corporation, a Delaware corporation

Arbor Software, SARL, France

Arbor Software U.K., plc

AppSource Corporation, a Florida corporation